A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BUT HAS NOT YET BECOME EFFECTIVE. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE REGISTRATION STATEMENT HAS BECOME EFFECTIVE, AND ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME PRIOR TO NOTICE OF ITS ACCEPTANCE GIVEN AFTER THE EFFECTIVE DATE.


                              BIO-AQUA SYSTEM, INC.

                      1,380,000 SHARES CLASS A VOTING STOCK
                                       AND
               1,380,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS
                        (INCLUDES OVER-ALLOTMENT OPTION)


                           SELECTED DEALERS AGREEMENT
                           --------------------------


                                                                 August 26, 1999


Dear Sirs:

         1. Nutmeg Securities, Ltd. (the "Representative"), as underwriter and representative of the several Underwriters set forth on Schedule A attached hereto (collectively, the "Underwriters"), has agreed to offer on a firm commitment basis, subject to the terms and conditions and execution of the Underwriting Agreement, 1,200,000 Shares Class A Voting Stock ("Stock"), par value $.0001 per share, and 1,200,000 Redeemable Common Stock Purchase Warrants ("Warrants") of Bio-Aqua Systems, Inc., a Florida corporation (the "Offering") (together with any additional Stock or Warrants offered in the Prospectus of offered pursuant to an over-allotment option). The Offering is more particularly described in the enclosed Preliminary Prospectus, additional copies of which as well as the Prospectus (after the effective date, as defined herein) will be supplied in reasonable quantities upon request.

         2. The Representative is soliciting offers to buy the Stock and Warrants upon the terms and conditions hereof, from Selected Dealers, who are to act as principals, including you, who are (i) registered with the Securities and Exchange Commission (the "Commission") as broker-dealers under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and members in good standing with the National Association of Securities Dealers, Inc. (the "NASD"), or (ii) dealers of institutions with their principal place of business located outside the United States, its territories and possessions and not registered under the Exchange Act who agree to make no sales within the United States, its territories and possessions or to persons who are nationals thereof or residents therein and, in making sales, to comply with the NASD's interpretation with respect to free-riding and withholding. Stock is to be offered to the public at a price of $5.00 per share and Warrants at $.125 per Warrant. Selected Dealers will be allowed a concession of not less than ten percent (10%) of the offering price. You will be notified of the precise amount of such concession prior to the effective date of the registration statement. The offer is solicited subject to the issuance and delivery of the Stock and Warrants and their acceptance by the Representative, to the approval of legal matters by Representative's counsel, and to the terms and conditions as herein set forth.

         3. Your offer to purchase may be revoked in whole or in part without obligation or commitment of any kind by you any time prior to acceptance and no offer may be accepted by us and no sale can be made until after the registration statement covering the Offering has become effective with the Commission (the "Effective Date"). Subject to the foregoing, upon execution by you of the Offer to Purchase below and the return of same to us, you shall be deemed to have offered to purchase the number of Stocks and Warrants set forth in your offer on the basis set forth in paragraph 2 above. Any oral notice by us of acceptance of your offer shall be immediately followed by written or telegraphic confirmation preceded or accompanied by a copy of the Prospectus. If a contractual commitment arises hereunder, all the terms of this Selected Dealers Agreement shall be applicable. We may also make available to you an over-allotment to purchase Stocks and Warrants, but such over-allotment shall be subject to modification or termination upon notice from us any time prior to an exchange of confirmations reflecting completed transactions. All references hereafter in this Agreement to the purchase and sale of the Stocks and Warrants assume and are applicable only if contractual commitments to purchase are completed in accordance with the foregoing.

         4. A registration statement covering the Offering has been filed with the Commission (the "Registration Statement"). You will be promptly advised when the Registration Statement becomes effective. Each Selected Dealer in selling the Stock and Warrants pursuant hereto agrees (which agreement shall also be for the benefit of the Company) that it will comply with the applicable requirements of the Securities Act of 1933 and of the Exchange Act and any applicable rules and regulations issued under said Acts. No person is authorized by the Company or by the Representative to give any information or to make any representations other than those contained in the Prospectus in connection with the sale of the Stocks and Warrants. Nothing contained herein shall render the Selected Dealers a member of the underwriting group or partners with the Representative or with one another.

         5. You agree that in re-offering the Stocks and Warrants, if your offer is accepted after the Effective Date, you will make a bona fide public distribution of same. You will advise us upon request of the Stocks and Warrants purchased by you remaining unsold, and we shall have the right to repurchase such Stocks and Warrants upon demand at the public offering price less the concession as set forth in paragraph 2 above. Any of the Stocks and Warrants purchased by you pursuant to this Agreement are to be re-offered by you to the public at the public offering price, subject to the terms hereof and shall not be offered or sold by you below the public offering price before the termination of this Agreement.

         6. Payment for Stocks and Warrants which you purchase hereunder shall be made by you on such date as we may determine by certified or bank cashier's check payable to Nutmeg Securities, Ltd. for the securities to be delivered as soon as practicable to the offices of Nutmeg Securities, Ltd., 495 Post Road East Westport, Connecticut 06880. Unless specifically authorized by us, payment by you may not be deferred until delivery of certificates to you.

         7. You will be informed by us as to the states in which we have been advised by counsel that the Stock and Warrants have been qualified for sale or are exempt under the respective securities or blue sky laws of such states, but we have not assumed and will not assume any obligation or responsibility as to the right of any Selected Dealer to sell Stocks and Warrants in any state.

         8. The Representative shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the offering or arising thereunder. The Representative shall not be under any liability to you, except such as may be incurred under the Securities Act of 1933 and the rules and regulations thereunder, except for lack of good faith and except for obligations assumed by us in this Agreement, and no obligation on our part shall be implied or inferred herefrom.

         9. Selected Dealers will be governed by the conditions herein set forth until this Agreement is terminated. This Agreement will terminate when the offering is completed. Nothing herein contained shall be deemed a commitment on our part to sell you any Stock and Warrants; such contractual commitment can only be made in accordance with the provisions of paragraph 3 hereof.

         10. You represent that you are a member in good standing of the NASD and registered as a broker-dealer or are not eligible for membership under
Section I of the By-Laws of the NASD who agree to make no sales within the United States, its territories, or possessions or to persons who are nationals thereof or residents therein and, in making sales, to comply with the NASD's interpretation with respect to free-riding and withholding. Your attention is called to the following: (a) Rules 2110, 2730, 2740, 2420, and 2750 of the NASD Manual Conduct Rules and the interpretations of said Rules promulgated by the Board of Governors of the NASD including the interpretation with respect to "Free-Riding and Withholding"; (b) Section 10(b) of the Exchange Act and Regulation M (17 CFR ss.242.100- 242.105) of the general rules and regulations promulgated under said Act; (c) Securities Act Release No. 3907; (d) Securities Act Release No. 4150; and (e) Securities Act Release No. 4968 requiring the distribution of a Preliminary Prospectus to all persons reasonably expected to be purchasers of Shares from you at least 48 hours prior to the time you expect to mail confirmations. You, if a member of the NASD, by signing this Agreement, acknowledge that you are familiar with the cited law, rules, and releases, and agree that you will not directly and/or indirectly violate any provisions of applicable law in connection with your participation in the distribution of the Stocks and Warrants.

         11. In addition to compliance with the provisions of paragraph 10 hereof, you will not, until advised by us in writing or by wire that all of the Stocks and Warrants have been distributed, bid for or purchase Stocks or Warrants or any component securities in the open market or otherwise make a market in such securities or otherwise attempt to induce others to purchase such securities in the open market. Nothing contained in this paragraph 11 shall, however, preclude you from acting as agent in the execution of unsolicited orders of customers in transactions effectuated for them through a market maker.

         12. You understand that the Representative may in connection with the offering engage in stabilizing transactions. If the Representative contracts for or purchases in the open market in connection with such stabilization any Stock and Warrants sold to you hereunder and not effectively placed by you, the Representative may charge you the Selected Dealer's concession originally allowed you on the Stock and Warrants so purchased, and you agree to pay such amount to us on demand.

         13. By submitting an Offer to Purchase you confirm that your net capital is such that you may, in accordance with Rule 15c3-1 adopted under the Exchange Act, agree to purchase the number of Stock and Warrants you may become obligated to purchase under the provisions of this Agreement.

         14. You acknowledge that the offering of the Stock and Warrants is being made in accordance with the requirements of the NASD. Accordingly, as required by NASD Manual Conduct Rules 2310 and 2720(k), you agree that (i) you shall not recommend to a customer the purchase of Stock and Warrants unless you shall have reasonable grounds to believe that the recommendation is suitable for such customer on the basis of information furnished by such customer concerning the customer's investment objectives, financial situation and needs, and any other information known to you, (ii) in connection with all such determinations, you shall maintain in your files the basis for such determination, and (iii) you shall not execute any transaction in Stock and Warrants in a discretionary account without the prior specific written approval of the customer.

         15. All communications from you should be directed to us at the office of the Representative, Nutmeg Securities, Ltd., 495 Post Road East, Westport, Connecticut 06880. All communications from us to you shall be directed to the address to which this letter is mailed.


                                               Very truly yours,

                                             NUTMEG SECURITIES, LTD.


                                             By:
                                                -------------------------------

                                        EMERSON BENNETT & ASSOCIATES, INC.


                                        By:
                                           ------------------------------------
                                           Brentley C. Martin
                                           President and CEO



Accepted and Agreed to as of the _____
day of ______________, 1999


[Name of Dealer]


By:
   -------------------------------

   Its

To:      Brentley C.  Martin
         President and CEO
         Emerson Bennett & Associates, Inc.
         6261 Northwest 6th Way, Suite 207
         Fort Lauderdale, Florida  33309

         Daniel T. Guilfoile, Director, Investment Banking
         Nutmeg Securities, Ltd.
         495 Post Road East
         Westport, Connecticut 06880


         We hereby subscribe for ________ Stocks of Bio-Aqua Systems, Inc., a Florida corporation, par value $.0001 per share, and Redeemable Stock Purchase Warrants (the "Stock and Warrants") in accordance with the terms and conditions stated in the foregoing letter. We hereby acknowledge receipt of the Prospectus referred to in the first paragraph thereof relating to said Stock and Warrants. We further state that in purchasing said Stock and Warrants, we have relied upon said Prospectus and upon no other statement whatsoever, whether written or oral. We confirm that we are a dealer actually engaged in the investment banking or securities business and that we are either (i) a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or (ii) a dealer with its principal place of business located outside the United States, its territories and its possessions and not registered as a broker or dealer under the Securities Exchange Act of 1934, as amended, who hereby agrees not to make any sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein. We hereby agree to comply with the provisions of Rule 2740 of the NASD Manual Conduct Rules, and if we are a foreign dealer and not a member of the NASD, we also agree to comply with the NASD's interpretation with respect to free-riding and withholding, to comply, as though we were a member of the NASD, with the provisions of Conduct Rules 2730 and 2750 as they apply to non-member foreign dealers.


                                                  [Name of Dealer]


                                                  By: __________________________


                                                  Address:

                                                  ------------------------------

                                                  ------------------------------




Dated:  August __, 1999

                                   SCHEDULE A
                                   ----------


                             BIO-AQUA SYSTEMS, INC.

                      1,380,000 SHARES CLASS A VOTING STOCK

                                       AND

               1,380,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS

                        (INCLUDES OVER-ALLOTMENT OPTION)



                           SELECTED DEALERS AGREEMENT
                           --------------------------



                                  Underwriters
                                  ------------


1.       Representative Underwriter
         Nutmeg Securities, Ltd.
         495 Post Road East
         Westport, Connecticut 06880


2.       Emerson Bennett & Associates, Inc.
         6261 N.W. 6th Way, Suite 207
         Fort Lauderdale, FL 33309